                                                                 Exhibit (e)(ii)


                                   SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                                     BETWEEN
               SCHWAB CAPITAL TRUST AND CHARLES SCHWAB & CO., INC.

Fund                                                       Effective Date
----                                                       --------------
Schwab International Index Fund - Investor Shares          July 21, 1993

Schwab International Index Fund - Select Shares            April 30, 1997

Schwab Small-Cap Index Fund - Investor Shares              October 14, 1993

Schwab Small-Cap Index Fund - Select Shares                April 30, 1997

Schwab MarketTrack Growth Portfolio (formerly known as     September 25, 1995
Schwab Asset Director-High Growth Fund)

Schwab MarketTrack Balanced Portfolio (formerly known      September 25, 1995
as Schwab Asset Director-Balanced Growth Fund)

Schwab MarketTrack Conservative Portfolio (formerly        September 25, 1995
known as Schwab Asset Director-Conservative Growth
Fund)

Schwab S&P 500 Fund - e.Shares                             February 28, 1996

Schwab S&P 500 Fund - Investor Shares                      February 28, 1996

Schwab S&P 500 Fund - Select Shares                        April 30, 1997

Schwab Core Equity Fund (formerly known as Schwab          May 21, 1996
Analytics Fund)

Schwab International MarketMasters Fund - Investors        September 2, 1996
Shares (formerly known as Schwab MarketManager
International Portfolio and Schwab OneSource
Portfolios-International)

Schwab International MarketMasters Fund - Select
Shares (formerly known as Schwab MarketManager
International Portfolio and Schwab OneSource
Portfolios-International)

Schwab U.S. MarketMasters Fund (formerly known as          October 13, 1996
Schwab MarketManager Growth Portfolio and Schwab
OneSource Portfolios-Growth Allocation)

Schwab Balanced MarketMasters Fund (formerly known as      October 13, 1996
Schwab MarketManager Balanced Portfolio and Schwab
OneSource Portfolios-Balanced Allocation)

Schwab Small-Cap MarketMasters Fund (formerly known as     August 3, 1997
Schwab MarketManager Small Cap Portfolio and Schwab
OneSource Portfolios-Small Company)

Institutional Select S&P 500 Fund                          October 28, 1998

Institutional Select Large Cap-Value Index Fund            October 28, 1998

Institutional Select Small-Cap Value Index Fund            October 28, 1998

Schwab Total Stock Market Index Fund - Investor Shares     April 15, 1999

Schwab Total Stock Market Index Fund - Select Shares       April 15, 1999

Communications Focus Fund                                  May 15, 2000

Financial Services Focus Fund                              May 15, 2000

Health Care Focus Fund                                     May 15, 2000

Technology Focus Fund                                      May 15, 2000

Schwab Hedged Equity Fund                                  August 6, 2002

Schwab Small-Cap Equity Fund - Investor Shares             June 27, 2003

Schwab Small-Cap Equity Fund - Select Shares               June 27, 2003

Schwab Dividend Equity Fund - Investor Shares              September 2, 2003

Schwab Dividend Equity Fund - Select Shares                September 2, 2003


                                    SCHWAB CAPITAL TRUST

                                    By:
                                         -------------------------
                                           Stephen B. Ward,
                                           Senior Vice President
                                           and Chief Investment Officer

                                    CHARLES SCHWAB & CO., INC.

                                    By:
                                         -------------------------
                                           Fred Potts,
                                           Senior Vice President


Dated as of
            ------------